PLEDGE AGREEMENT

THIS PLEDGE AGREEMENT (the “Agreement”), dated as of [●], 2011 is entered into by and between MSPEA Agriculture Holding Limited, a corporation organized under the laws of the Cayman Islands (the “Pledgee”) and Full Alliance International Limited, a corporation organized under the laws of the British Virgin Islands (the “Pledgor”).

WHEREAS, pursuant to the Securities Purchase Agreement dated as of [●], 2011 (as the same may be amended, supplemented or otherwise modified from time to time, the “Purchase Agreement”) by and among Yongye International, Inc., a Nevada corporation (the “Company”), the Pledgee and the Pledgor, the Company has agreed to issue and sell to the Pledgee an aggregate of [●] shares of its convertible preferred stock, par value $0.001 per share (the “Preferred Stock”);

WHEREAS, the Pledgor is a shareholder of the Company;

WHEREAS, in order to induce the Pledgee to purchase the Preferred Stock, the Pledgor desires to and has agreed to guarantee the Guaranteed Obligations (as defined in the Purchase Agreement) and to grant to the Pledgee a security interest in certain property set forth herein to secure such guarantee.

WHEREAS, the Pledgee intends to appoint Citibank, N.A. as its custodian to hold the Pledged Collateral for the benefit of the Pledgee pursuant to that certain Direct Custodial Services Agreement dated as of  [_____] between the Pledgee, as client and Citibank, N.A. as custodian (along with any amendment, supplements and addendums thereto, the “Custodial Agreement”).

NOW, THEREFORE, in consideration of the premises and other consideration, the receipt and sufficiency of which are hereby acknowledged, the Pledgor hereby agrees with the Pledgee, as follows:

Section 1. Pledge.  The Pledgor hereby pledges, assigns and grants to the Pledgee, a first priority continuing security interest in and lien on the following property (“Pledged Collateral”):

(a)
any and all rights, title and interests in the shares of capital stock set forth in the Schedule of Pledged Collateral attached hereto as Annex A, including, without limitation, all certificates, agreements or instruments, if any, representing such shares of capital stock;

(b)
all substitutes and replacements for the property described in paragraph (a) above (including all shares of capital stock arising out of conversions or splits of any shares of capital stock included in the Pledged Collateral).  Any securities received by the Pledgor which shall constitute such substitutes and replacements for the property described in paragraph (a) above, shall, if delivered to the Pledgor, be held in trust by the Pledgor for the Pledgee and shall be delivered promptly to the Pledgee; and

(c)	all proceeds and products of the foregoing and any and all proceeds of any insurance, indemnity, warranty or guaranty payable to the Pledgor from time to time with respect to any of the foregoing.

Section 2.  Obligations.  The Pledged Collateral secures the guarantee of, and payment and performance by, the Pledgor of the Guaranteed Obligations by it, on a basis that is non-recourse except to the Pledged Collateral (the “Limited Recourse Guaranty”). This Agreement and the security interest granted hereby secure the Limited Recourse Guaranty, the Guaranteed Obligations and the other obligations of the Pledgor under this Agreement, and any and all renewals or extensions thereof (the “Obligations”).  So long as any of the Obligations are outstanding, unless and until an Event of Default has occurred and is continuing, the Pledgor shall be entitled to exercise all voting rights, if any, with respect to the Pledged Collateral, and to give consents, waivers or ratifications in respect thereof; provided that no vote shall be cast or any consent, waiver or ratification given or other action taken that would violate or be inconsistent with the terms of this Agreement, the Preferred Stock or the Purchase Agreement.  In the event that an Event of Default has occurred and is continuing, the Pledgee may, in its discretion, vote and exercise all of the powers of an owner with respect to any of the Pledged Collateral pledged by such Pledgor.  Without limiting the generality of the other remedies provided herein and in addition thereto, in the event such Event of Default has occurred and is continuing, the Pledgee may take all steps necessary to cause the Pledged Collateral to be transferred into the name of the Pledgee, including but not limited to taking steps necessary to comply with any restrictions on sale or transfer of the interest constituting such Pledged Collateral, and in connection therewith the Pledgor hereby appoints the Pledgee as its attorney-in-fact to execute and deliver such offers, tender offers, certificates, documents or instruments of every nature or description required for the purpose of the transfer of such Pledged Collateral into the name of the Pledgee, or any other person.  Such appointment, being coupled with an interest, shall be irrevocable until this Agreement is terminated and the security interest created hereby is released. The Pledgor hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof.  The Pledgor may receive and retain any and all dividends and other distributions paid in respect of the Pledged Collateral prior to the transfer of such Pledged Collateral into the name of the Pledgee.

Section 3. Representations and Warranties.  The Pledgor represents and warrants to the Pledgee as follows:

(a)
The Pledgor has full power and capacity to execute and deliver this Agreement and to incur and perform the obligations provided for herein.  No consent or approval of any governmental authority or other third party is or will be required as a condition to the enforceability of this Agreement.

(b)
This Agreement is duly authorized, executed and delivered by the Pledgor and constitutes a legal, valid and binding obligation of the Pledgor, enforceable against the Pledgor in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency or similar laws affecting creditors’ rights generally.

(c)
The Pledgor is, and (as to any substitute Pledged Collateral) shall be, the sole owner of the Pledged Collateral pledged by the Pledgor, free and clear of any setoff, claim, restriction, pledge, lien, security interest, option, warrants, calls or other encumbrance or other charge of any type, except for (i) the security interest created by this Agreement and (ii) restrictions imposed by applicable laws, and, subject to the same exceptions, the Pledgor has and shall have the right to transfer such Pledged Collateral and to grant a security interest therein to the Pledgee as provided in this Agreement.  The Pledgor has delivered to the Pledgee all certificates or instruments representing or evidencing Pledged Collateral in suitable form for transfer or delivery, or accompanied by duly executed instruments of transfer or assignment in blank.

(d)
Neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated hereby, nor the fulfillment of, nor the compliance with, the terms, conditions or provisions hereof, will conflict with, result in a breach of, or constitute a default under (i) any relevant statute, law, ordinance, rule or regulation applicable to the Pledgor or its Pledged Collateral or (ii) any indenture, agreement or other instrument, or any judgment, order or decree, to which the Pledgor is a party or by which any of his assets including, without limitation, the Pledged Collateral, may be bound.  There is no litigation, claim or judicial, administrative or governmental proceeding of which the Pledgor has been notified or, to the knowledge of the Pledgor, threatened with respect to its Pledged Collateral, nor is there any basis for any such litigation, claim or proceeding.

(e)
The pledge and delivery of the Pledged Collateral pursuant to this Agreement creates a lien on and valid first priority perfected security interest in the Pledged Collateral securing the Guaranteed Obligations of the Company and the Pledgor.

(f)
No effective financing statement or similar notice covering any Pledged Collateral pledged by the Pledgor is or shall be on file in any recording office, and no other pledge or assignment thereof has been made, or shall have been made, other than in favor of the Pledgee, except as the Pledgee may approve.

Section 4. Pledgor’s Covenants.  Until the performance of the Guaranteed Obligations, the Pledgor covenants that, unless the Pledgee otherwise consents in writing:

(a)
The Pledgor shall defend its Pledged Collateral against all claims and demands of all persons at any time claiming any interest therein adverse to the Pledgee.  The Pledgor shall keep its Pledged Collateral free from all claims, restrictions, encumbrances, security interests, pledges, liens, demands or charges of any type, except the security interest hereby created and any required customary restrictions and encumbrances pursuant to the Custodial Agreement.

(b)
Except as contemplated by this Agreement and the Purchase Agreement, the Pledgor shall not sell, assign, transfer, lease, lend or otherwise hypothecate, pledge or encumber its Pledged Collateral or any interest therein nor reduce the Pledgor’s interest in any of the Pledged Collateral other than as required pursuant to the Custodial Agreement and with the consent of the Pledgor.  The Pledgor shall not consent to the amendment to any document, instrument or agreement governing the terms of its Pledged Collateral or the rights of the Pledgor with respect thereto in any way materially adverse to the interests of the Pledgee hereunder except with the consent of the Pledgee.

(c)
The Pledgor shall pay all reasonable costs necessary to enforce the security interest created by this Agreement, including but not limited to taxes, assessments, reasonable attorney’s fees, legal expenses and expenses of sales.  Whether the Pledged Collateral is or is not in the Pledgee’ possession, and without any obligation to do so and without waiving the Pledgor’s default for failure to make any such payment, the Pledgee at its option may pay any such reasonable costs and expenses and discharge encumbrances on the Pledged Collateral.  The Pledgor agrees to reimburse the Pledgee on demand for any costs so incurred.

(d)
The Pledgor shall sign and deliver any instruments furnished by the Pledgee, including, without limitation, financing statements and continuation statements, and take all such actions  which are necessary or desirable in the good faith and reasonable judgment of the Pledgee to obtain, create, maintain and perfect the security interest hereunder and to enable the Pledgee to comply with any federal or state law in order to obtain, create or perfect the Pledgee’s interest in the Pledged Collateral or to obtain proceeds of the Pledged Collateral.

(e)
The Pledgor shall notify the Pledgee promptly of any change in the Pledgor’s residence or place of business, as applicable, and any change in any matter warranted or represented by the Pledgor in this Agreement upon the Pledgor becoming aware of such change.

(f)
No renewal or extensions of or any other indulgence with respect to the Guaranteed Obligations or any part thereof, no modification of the terms of the Preferred Stock, no release of any security, no delay in enforcement of payment, and no delay or omission or lack of diligence or care in exercising any right or power with respect to the Guaranteed Obligations or any security therefor or guaranty thereof or under this Agreement shall in any manner impair or affect the rights of the Pledgee under any law, hereunder or under the Purchase Agreement. The Pledgeee shall not be required to file suit or assert a claim for personal judgment against any person for any part of the Guaranteed Obligations, before foreclosing or otherwise realizing upon the Pledged Collateral.  The Pledgor waives any right to require or control application of any other security or proceeds thereof, and agree that the Pledgee shall have no duty or obligation to the Pledgor to apply to the Guaranteed Obligations any such other security or proceeds thereof.

Section 5. Preservation of Pledged Collateral.

(a)
The Pledgee shall give to the Pledged Collateral the same degree of care and protection which it gives to its own property, which shall be no less than the treatment employed by a reasonable and prudent person or entity in the industry, provided, however, that it shall have no liability to the Pledgor for any losses, costs, expenses or damages due to any acts or omissions of third parties not affiliated with or acting at the direction of the Pledgee in any capacity, or due to any acts of God or other causes beyond its control.  The Pledgee shall have no duty to preserve any rights of third parties with respect to any Pledged Collateral, including, without limitation, rights against prior parties, or to take, or to notify the Pledgor of the need to take, any action respecting any rights, privileges or options relating to any Pledged Collateral.

(b)
The Pledgor shall furnish to the Pledgee, promptly upon receipt thereof, copies of all material notices, requests and other documents received by the Pledgor relating to the Pledged Collateral unless the same were sent by the Pledgee.

(c)
The parties hereto agree that the Pledged Collateral may be held by the Pledgee directly or through a custodian of the Pledgee, including but not limited to Citibank, N.A., its successor and assigns or an affiliate thereof.

Section 6. Defaults.  The occurrence of any one or more of the following events shall constitute an “Event of Default” hereunder:

(a)	any material representation or warranty made by or on behalf of the Pledgor under or in connection with this Agreement shall be materially false as of the date on which it is made;

(b)
a material breach by the Pledgor of any of the material terms or provisions of, or failure to comply with any material restriction or prohibition specified in Section 4 that is not remedied within fourteen (14) days after the earlier of the Pledgor’s knowledge of such failure, or notice thereof is given to the Pledgor;

(c)
a failure by the Pledgor to comply with or perform any agreement or obligation (other than those specified in any other subsection of this Section 6), that is not remedied within fourteen (14) days after the earlier of the Pledgor’s knowledge of such failure, or notice thereof is given to the Pledgor;

(d)
the Pledgor shall cease to hold valid title to and sole record and beneficial ownership in the Pledged Collateral or any of its affiliates shall assert that such lien is not a valid first priority perfected Lien; or

(e)	The Pledgor fails to perform its obligations under Section 3.1 of Section 2.1 of the Stockholders’ Agreement.

Section 7. Remedies.  Upon and after the occurrence of any Event of Default which is then continuing and which has not been cured within the time period given for such cure:

(a)
The Pledgee may exercise its rights with respect to the Pledged Collateral, without regard to the existence of any other security or source of payment for the Obligations, including without limitation the rights set forth in Section 2, and may demand, sue for collection or make any other compromise or settlement with respect to other rights and remedies provided for herein or otherwise available to it, and the Pledgee shall have all of the rights and remedies of a secured party under the New York Uniform Commercial Code

(b)
Except as specifically reserved herein, the Pledgor waive all surety ship defenses at law and in equity (other than full payment of the Obligations), including waste and impairment of Pledged Collateral, and further waive the requirement of any demand and presentment.  Ten (10) days’ prior notice to the Pledgor at the address provided below or at such other address as the Pledgor shall provide to the Pledgee in writing for such purpose, of the time and place of any public sale of Pledged Collateral, or of the time after which any private sale or any other intended disposition is to be made, shall constitute reasonable notification.

(c)
The Pledgee is authorized at any such sale (including without limitation any sale to themselves or any affiliate of the Pledgee, the same being expressly authorized and contemplated herein), if the Pledgee deems it advisable to do so, in order to comply with any applicable securities laws, to restrict the prospective bidders or purchasers to persons who will represent and agree that they are purchasing the Pledged Collateral for their own account for investment, and not with a view to the distribution or resale thereof.  Sales made subject to such restriction shall not, solely by reason thereof, be deemed not to have been made in a commercially reasonable manner.

(d)
The Pledgee is specifically authorized, with respect to any Pledged Collateral that consists of security, to acquire and register in its name such Pledged Collateral itself (or to transfer such Pledged Collateral to any affiliate of the Pledgee at a price which shall be determined reasonably and in good faith by the mutual agreement of the Pledgor and the Pledgee), to exercise the voting and all other rights as a holder with respect thereto, to collect and receive all cash dividends, interest, principal and other distributions made thereon.  The Pledgor expressly waives any requirement that the Pledgee conducts a public or private sale with respect to such security if a disposition is made in accordance with the previous sentence and agrees that such a disposition is commercially reasonable.

(e)
In case of any sale of all or part of the Pledged Collateral on credit for future delivery, the Pledged Collateral so sold shall be retained by the Pledgee until the purchase price is paid.  The Pledgee shall incur no liability in case of (a) the failure of the purchaser to pay for the Pledged Collateral as so sold if the Pledged Collateral subject to such sale is recovered by the Pledgee or (b) the failure of the Pledgee to make any sale of the Pledged Collateral after giving notice thereof, and in case of any such failure, such Pledged Collateral may again be sold.

(f)
All cash proceeds received by the Pledgee in respect of any sale, collection or other enforcement or disposition of Pledged Collateral shall be applied (after deduction of any amounts payable to the Pledgee for reasonable expenses of the sale, collection or disposition of Pledged Collateral) against the Obligations in such order as the Pledgee shall elect.  Upon payment in full of all of the Obligations, the Pledgor shall be entitled to the return of all Pledged Collateral pledged by it and all proceeds thereof, which have not been used or applied toward the payment of the Obligations as herein authorized.

(a)           The Pledgor specifically understands and agrees that any sale by the Pledgee of all or part of the Pledged Collateral pursuant to the terms of this Agreement may be effected by the Pledgee at times and in manners which could result in the proceeds of such sale being significantly and materially less than might have been received if such sale had occurred at different times or in different manners, and the Pledgor hereby releases the Pledgee and its officers and representatives from and against any and all obligations and liabilities arising out of related to the timing or manner of any such sale, so long as in connection with the timing or manner of any such sale, the Pledgee acts at all times in a commercially reasonable manner given applicable facts and circumstances.

Section 8. Waivers and Remedies. Except as otherwise provided herein or by law, the Pledgor waives presentment, demand, notice and protest, notice of acceptance of this Agreement, and except as provided in Section 7(b) notice of all action by the Pledgee in reliance hereon.  No failure by the Pledgee to exercise, no delay by the Pledgee in exercising, and no single or partial exercise of, any right, remedy or power hereunder or under any other agreement relating to the Obligations or to Pledged Collateral shall operate as a waiver thereof, or of any other right, remedy or power at any time.  No amendment, modification or waiver of any provision of this Agreement shall be effective unless contained in a writing signed by the Pledgee and the Pledgor.  Any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.  The rights, remedies and powers of the Pledgee and the Pledgor, not only hereunder, but also under any other agreements of the Pledgor with the Pledgee and applicable law, are cumulative and may be exercised successively, concurrently or alternatively.

Section 9. Term; Binding Effect.  This Agreement shall remain in full force and effect until the payment and satisfaction in full of all Obligations. This Agreement outstanding shall be binding upon the Pledgor and its successors, legal representatives and assigns and shall inure to the benefit of the Pledgee and its successors and assigns.  Notwithstanding the foregoing, the Pledgee may not assign (a) the Pledged Collateral or any portion thereof or (b) any of its rights and benefits hereunder without the prior written consent of the Pledgor (which consent shall not be unreasonably witheld or delayed).

Section 10. Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of New York, except to the extent that the perfection of the security interest granted hereby in respect of any item of Pledged Collateral may be governed by the law of another jurisdiction.  Unless otherwise defined herein, all capitalized words and terms used in this Agreement shall have the meanings provided in the New York Uniform Commercial Code.  If any provision of this Agreement, or the application thereof to any person or circumstance, is held invalid, such provision shall be deemed to be modified to comply with applicable law or if not able to be so modified, shall be deemed to be severed from the Agreement, the remaining provisions of which to be valid and enforceable.

Section 11. Signatures.  This Agreement may be executed in counterparts, each of which where so executed and delivered shall be an original, but all of which shall constitute one and the same instrument.  It shall not be necessary in making proof of this Agreement to produce or account for more than one such counterpart.

Section 12. Headings.  The captions in this Agreement have been included for reference only and shall not define or limit the provisions hereof.

Section 13.Lien Absolute. All rights of Pledgee hereunder, and all obligations of Pledgor hereunder, shall be absolute and unconditional irrespective of:

(a)
 any change in the time, manner or place of payment of, or in any other term of, all or any part of the Obligations, or any other amendment or waiver of or any consent to any departure from the Purchase Agreement or any other agreement or instrument governing or evidencing any Obligations;

(b)	any exchange, release or non-perfection of any Pledged Collateral, or any release or amendment or waiver of or consent to departure from any guaranty, for all or any of the Obligations; or

(c)	the insolvency of the Pledgor or the Company.

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IN WITNESS WHEREOF, the parties hereto have caused this Pledge Agreement to be duly executed as of the date first above written.

FULL ALLIANCE INTERNATIONAL LIMITED, as Pledgor

By:

Name:

Title:

Address:
OMC Chambers
P.O. Box 3152
Road Town, Tortola
British Virgin Islands

MSPEA AGRICULTURE HOLDING LIMITED, as Pledgee

By:

Name:

Title:

Address:
c/o Morgan Stanley Private Equity
International Commerce Centre
1 Austin Road West
Kowloon
Hong Kong SAR

[Signature Page to Pledge Agreement]

ANNEX A

SCHEDULE OF PLEDGED COLLATERAL

DESCRIPTION OF SECURITY

•	5,600,000 shares of common stock, par value $0.001, in Yongye International, Inc. registered in name of Full Alliance International Limited.